UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 17, 2025 (March 17, 2025)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Election

On March 17, 2025, the Board of Directors (the “Board”) of OneMain Holdings, Inc. (the “Company”), upon recommendation of its Nominating and Governance Committee, elected Andrew D. Macdonald to serve as a director of the Company, effective immediately. Mr. Macdonald was elected a Class III director of the Board and will serve until the Company’s 2025 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Macdonald, age 61, is the Chief Executive Officer (“CEO”) of Consilio LLC (“Consilio”), a global provider of legal technology solutions and enterprise legal services, a position he has held since 2012. Prior to Consilio, Mr. Macdonald was a founding member of the management team of First Advantage Corporation, a global provider of employment background screening, identity, and verification solutions, where he served from 2003 through 2011, including as President and CEO. From 2002 until 2003, he was President of Occupational Health Services at First American Financial Corporation (“First American”), a title insurance protection and settlement services provider. Mr. Macdonald joined First American in 2002 through the acquisition of Employee Health Programs, where he served as President and CEO from 1990 until 2002.

Mr. Macdonald received a degree in Finance from Emory University, Goizueta Business School.

In connection with Mr. Macdonald’s election, the Board considered his independence under New York Stock Exchange listing standards and concluded that he will be independent under these standards.

Mr. Macdonald will receive compensation and be subject to indemnification for serving as a director, consistent with the Company’s normal arrangements for non-employee directors, which are described in the Company’s definitive proxy statement for its 2024 annual meeting of shareholders, which was filed with the United States Securities and Exchange Commission on April 26, 2024. The form of indemnification agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. There are no arrangements or understandings between Mr. Macdonald and any other person pursuant to which Mr. Macdonald was elected as a director and neither Mr. Macdonald nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 17, 2025, the Company issued a press release announcing the election of Mr. Macdonald to the Board. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company continues to consider potential additional independent directors to serve on the Board.

The information in Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to liability under that section, nor shall it be deemed to be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, except as expressly set forth therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
10.1	Form of Individual Director Indemnification Agreement
99.1	Press Release of OneMain Holdings, Inc., issued March 17, 2025.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	March 17, 2025	By:	/s/ Jeannette E. Osterhout
Jeannette E. Osterhout
Executive Vice President and Chief Financial Officer